UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

BDCA Venture, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

In connection with the solicitation of proxies for the 2015 Annual Meeting of Stockholders of BDCA Venture, Inc. (the “Company”) in person, by mail or electronic delivery, or by telephone or facsimile transmission:  (i) by the directors or officers of the Company, (ii) by the officers, employees or agents of the Company’s investment adviser, BDCA Venture Adviser, LLC (the “Adviser”), or (iii) by Georgeson, Inc., the Company’s proxy solicitor, the following additional materials may be used and are hereby being filed with the U.S. Securities and Exchange Commission.

Dear Stockholder:

This e-mail provides the information you will need to view the Proxy Statement online, access your WHITE proxy card and vote your shares.

View or download the Proxy Materials: https://www.proxy-direct.com/bdc-26823

Vote Your Proxy

Online voting is convenient. You may vote your proxy by clicking on the link(s) provided below.

Fund: BDCA Venture, Inc.
Control Number: 82399999001000
Security Code: 99999999
Click Here to Vote

You can also go to https://www.proxy-direct.com and enter your control number and security code exactly as they appear above. If multiple control numbers and security codes appear, you will need to vote each individually for your vote to be captured on all accounts.

Please cast your vote before the meeting date to ensure your instructions are received in time for the meeting.

BDCA Venture, Inc.